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                                                                   Exhibit 99.1




                                 [NETZEE LOGO]




FOR IMMEDIATE RELEASE

Contact:   Richard S. Eiswirth
           Chief Financial Officer
           770-200-3450


                  NETZEE, INC. ACQUIRES DIGITAL VISIONS, INC.

                             --------------------

           Acquisition Expands Product Line and Increases Penetration in the Community Banking and Credit Union Markets

ATLANTA (March 10, 2000) -- Netzee, Inc. (Nasdaq/NM:NETZ), a leading provider of integrated Internet-based banking products, services and e-commerce solutions, today announced it has completed its acquisition of Digital Visions, Inc., a provider of Internet-based financial information tools for community banks and credit unions. Under the terms of the transaction, Digital Visions received approximately 850,000 shares of Netzee common stock, 10% of which will be held in escrow for indemnification purposes, and options to purchase approximately 70,000 additional shares. Digital Visions also has the right to receive up to approximately 628,000 additional shares of Netzee common stock if certain revenue targets are met in fiscal years 2000 and 2001. Netzee assumed approximately $3.3 million in Digital Visions' debt, and also assumed certain operating liabilities of Digital Visions.

         Digital Visions provides a suite of Internet products and services including state of the art bond accounting, portfolio analytics and asset liability management. It has contracted to provide these products and services to more than 950 community banks and credit unions. Digital Visions' products will expand Netzee's product portfolio to community financial institutions and fits particularly well with Netzee's recent acquisition of DPSC Software. Additionally, Digital Visions' customer base and its access to over 3,000 banks and 750 credit unions through strategic alliances represent a valuable distribution channel for Netzee's online banking, bill payment and e-commerce services.

         Digital Visions, based in Minneapolis, Minnesota, was founded in 1995. The company's product line includes: PortPro Bond Accounting, a comprehensive Internet based bond accounting system for regulatory and management reporting; PortPro Analytics, an Internet based analytical tool for bond portfolio management; and PALMS, the PortPro Asset Liability Management System. Digital Visions' Internet desktop product suites, The BANC Mall for community banks and The PortPro Mall for credit unions, provide access to the company's PortPro family of products as well as access to services from partners such as Dun & Bradstreet, DRI/McGraw Hill, NADA, and Paragon Document Research.

         Glenn W. Sturm, chief executive officer of Netzee, Inc., said, "Netzee's mission is to become an invaluable partner to our financial institution customers by offering products and services that will make them more competitive, backed by a premier customer service organization. We believe that our acquisition of Digital Visions will help us fulfill our mission by providing online services that were once beyond the reach of community financial institutions without significant systems investment. Furthermore, Digital Visions' business model is complementary to our company's recurring revenue model. We are excited about the synergies that will be created from our combined companies.



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Netzee Acquires Digital Visions
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March 10, 2000

         Michael E. Murphy, founder, chairman and chief executive officer of Digital Visions, said, "Our business has been built on the fundamental principle of making the finest, Internet-based state of the art financial management tools affordable for small and medium-sized financial institutions. Netzee's mission and customer-focused business philosophy is very similar to ours. I believe that together we have an unparalleled opportunity to help community financial institutions compete more effectively."

ABOUT NETZEE, INC.

         Netzee, Inc. was founded in 1999 as a subsidiary of The InterCept Group, Inc. In 1999 Netzee strengthened its offerings through the acquisition of companies including SBS Corporation, an Internet and telephone banking provider; the Internet banking divisions of The Bankers Bank and The Independent BankersBank; Call Me Bill, LLC, a bill payment service; and Dyad Corporation, a developer of proprietary loan application, approval and fulfillment software. Netzee became a public company in November 1999, raising approximately $61.6 million in gross proceeds from its initial public offering.

         With the acquisition of DPSC Software in December 1999, Netzee provides over 7,000 institutional customers with one or more of its products. The Company's products and services include full-service Internet banking, e-commerce services, custom web site design and hosting, implementation and marketing services, telephone banking, bill payment, Internet access service, and mission critical software. All of Netzee's products and services are supported by a help desk and 24x7 emergency support services. Netzee can be found on the Internet at www.netzee.com.

         This release contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E the Securities Exchange Act of 1934, as amended. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Netzee and its management with respect to, among other things: (1) whether we can successfully combine the operations we have acquired, and operations we may acquire, to create or continue improvements in our financial condition; (2) the anticipated impact of certain events and circumstances; (3) trends affecting Netzee's operations, financial condition and business; (4) Netzee's growth and operating strategies and (5) the continued and future acceptance of and demand for our existing and future products and services by our customers. The words "may," "will," "anticipate," "believe," "intend," "plan," "allow," "strategy" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are not guarantees of future performance and actual results may differ materially from those projected in the forward-looking statements as a result of risks related to the integration of acquired assets and businesses; the Company's ability to achieve, manage or maintain growth and execute its business strategy successfully; its dependence on developing, testing, marketing and selling enhanced and new products and services; Netzee's ability to sell its products and services to financial institution customers and their customers; Netzee's ability to respond to competition; the volatility associated with Internet-related companies; and various other factors discussed in detail in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" section in Netzee's Registration Statement on Form S-1 (Registration No. 333-87089), as declared effective by the Securities and Exchange Commission on November 8, 1999, and other periodic reports filed by Netzee under the Securities Exchange Act of 1934, as amended. Netzee undertakes no obligations to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.



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